UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2021, the Board of Directors (the “Board”) of MRC Global Inc. (the “Company”) appointed Robert J. Saltiel, Jr., as the Company’s President and Chief Executive Officer (“CEO”) and a member of the Board, each effective as of March 15, 2021 (the “Effective Date”). As previously disclosed in May 2020, the current President and CEO of the Company, Andrew Lane, and the Board announced a plan for Mr. Lane to retire as CEO effective December 31, 2021. After a search process, the Board appointed Mr. Saltiel, who will replace Mr. Lane. In connection with Mr. Saltiel’s appointment, Mr. Lane tendered his resignation from the Board, effective March 14, 2021. Mr. Lane indicated that he is not resigning as a result of any disagreement with the Company.

Prior to joining the Company, Mr. Saltiel, age 58, was President and Chief Executive Officer and a member of the board of directors of Key Energy Services, Inc. from 2018 to 2019. Prior to that, Mr. Saltiel was President and Chief Executive Officer and a member of the board of directors of Atwood Oceanics, Inc., from 2009 to 2017. Prior to 2009, Mr. Saltiel held various roles with various industrial and energy companies. Mr. Saltiel earned a bachelor of science degree in chemical engineering from Princeton University and a master’s of business administration from Northwestern University’s Kellogg School of Management.

In connection with his appointment as President and Chief Executive Officer, Mr. Saltiel has entered into an employment agreement with the Company, which will be effective on the Effective Date (the “Agreement”). The material terms of his employment offer and the Agreement are summarized below. The initial term of the Agreement will be for two years, and the Agreement will subsequently renew each year for an additional year absent either party providing a notice of non-renewal to the other.

Terms of Mr. Saltiel’s Employment

The Agreement provides for an initial base salary of $825,000, to be reviewed annually. Pursuant to the Agreement and his employment offer, Mr. Saltiel will also be entitled to:

•

participate in the Company’s short-term incentive plan for executive officers, with an annual target bonus of 100% of his base salary to be based upon individual or Company performance criteria that the Board establishes for each fiscal year (the participation begins in 2021, subject to any reduction factor the Board applies to all executives for 2021),

•	receive a one-time, inducement grant to Mr. Saltiel of $500,000 in restricted stock units (“RSUs”) that cliff vest on the third anniversary of the date of grant,

•	receive an initial long-term incentive award consisting of

•	$1,650,000 in RSUs with a graded annual vesting in 1/3 increments over three years, and

•	$1,650,000 in performance share units (“PSUs”) that cliff vest at the end of the three-year performance period ending on December 31, 2023, and

•	participate in all retirement and welfare benefit plans, programs, and arrangements generally available to the Company’s executive officers in the United States, subject to eligibility requirements.

For each of the grants, the number of shares will be determined by dividing the monetary amount of the grant described above by the 20-day volume weighted average price of the Company’s common stock on the Effective Date.

If the Company terminates Mr. Saltiel’s employment other than for “Cause”, death or “Disability” or if he resigns for “Good Reason” (as defined in the Agreement), the Agreement provides that he is eligible to receive:

(i)	all accrued, but unpaid, obligations (“Accrued Obligations”, including salary, unpaid annual cash incentive for prior periods, expense reimbursement and vacation pay),

(ii)	pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year,

(iii)

monthly severance payments (“Severance Payments”) equal to 1/12th of annual base salary at the rate in effect immediately prior to termination and 1/12th target annual cash incentive for 24 months following termination,

(iv)	Medical Continuation (as defined in the Agreement) through reimbursement of premiums for 24 months following termination, and

(v)	if “retirement” treatment is not applicable, continued vesting of his outstanding options, restricted stock awards and other long-term equity awards for a period of 24 months following termination.

If upon a Change in Control (as defined in the Agreement), or within 24 months following a Change in Control, the Company terminates Mr. Saltiel’s employment other than for Cause, death or Disability, or Mr. Saltiel leaves the Company for Good Reason, the Agreement provides that Mr. Saltiel is eligible to receive the same benefits that the immediately preceding paragraph describes, except that the Severance Payment would be paid in a lump sum rather than in installments.

Additionally, pursuant to the Company’s 2011 Omnibus Incentive Plan, as amended (the “Plan”), and applicable award agreements, all options and RSUs outstanding on the date of a Change in Control (as defined in the Plan) would accelerate and vest. For PSUs, the end of each performance period is changed from the last day of the three-year performance period to the date that the Change in control has occurred, and the performance measures are then applied to determine the payout under the awards.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. Certain payments, including the Severance Payments, may be delayed for six months to avoid the applicability of the excise tax pursuant to Internal Revenue Code Section 409A.

If Mr. Saltiel remains employed by the Company on or after the fifth anniversary of the Effective Date, and if the Company terminates his employment other than for Cause, death or Disability prior to that date, or if Mr. Saltiel leaves for Good Reason prior to that date, Mr. Saltiel will be deemed to have satisfied any requirement that his age plus years of service equal at least 80 for the purposes of equity awards that the Company granted pursuant to the Plan prior to his departure, and he will be considered “retired” when he leaves the Company’s employ; and, after he leaves the Company, Mr. Saltiel will continue to vest in any equity awards that the Company granted to him pursuant to the retirement provisions of the applicable award agreements. To receive the retirement benefit of continued vesting, Mr. Saltiel must meet the Company’s Equity Ownership Guidelines measured as of the fifth anniversary of the Effective Date (if his employment is not terminated prior to that date) and continue to adhere to the restrictive covenants described above.

In addition, Mr. Saltiel is expected to enter into the Company’s standard indemnification agreement with directors, officers and certain employees of the Company (the “Indemnification Agreement”), whereby the Company agrees to indemnify, defend and hold harmless its executive officers from and against losses and expenses incurred as a result of their services as an officer of the Company, subject to the terms and conditions provided in the agreement. The foregoing description of the Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreement, a copy of each of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Lane Separation

In connection with Mr. Saltiel’s appointment as CEO, the Company separated Mr. Lane’s appointment prior to his planned retirement date without Cause (as defined in Mr. Lane’s employment agreement). Mr. Lane is eligible to receive certain severance and other payments pursuant to his employment agreement, as amended, with the Company.

Item 7.01	Regulation FD Disclosure

On March 9, 2021, the Company issued a press release to announce the appointment of Mr. Saltiel as the Company’s President and Chief Executive Officer, effective March 15, 2021. A copy of the press release is attached as an exhibit to, and incorporated by reference into, this Current Report on Form 8-K.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expected”, “will” and similar expressions are intended to identify forward-looking statements. Statements about any executive’s future employment by the Company, and the terms and conditions of that employment, are not guarantees of future employment. These statements are based on management’s expectations that the executive begins the executive’s employment on the expected start date and that no state of facts would come to the Company’s attention that would cause the Company to rescind its offer of employment prior to that date.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

10.1*	Employment Agreement by and between MRC Global Inc. and Robert J. Saltiel, Jr.

10.2	Form Indemnification Agreement of MRC Global Inc. with directors and executive officers (incorporated by reference herein to Exhibit 10.19 to MRC’s Annual Report on Form 10-K filed on February 20, 2015, File No. 001-35479)

99.1**	Press release of MRC Global Inc., dated March 9, 2021

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed with this Current Report.
**	Furnished with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.

Date: March 9, 2021	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary